UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2005

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 581-8080

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

(a) (1) On June 28, 2005, Avatech Solutions Subsidiary, Inc., a controlled subsidiary of the registrant (the “Subsidiary”), executed a First Amendment to Loan Agreement, dated and effective as of June 22, 2005 (the “Amendment”), between Subsidiary and Dassault Systemes Corp. (“Dassault”). The Registrant and Dassault are parties to a reseller agreement (the “Reseller Agreement”), dated as of July 21, 2003, pursuant to which Registrant became an authorized reseller in the United States of Dassault’s SmarTeam product lifecycle management software and related services.

(2) In June, 2005, Registrant and Dassault mutually agreed that the Reseller Agreement, which expires by its terms on July 1, 2005, will not be renewed. At approximately the time the Reseller Agreement was entered into between Registrant and Dassault, Dassault loaned $1.5 million (the “Loan”) to Subsidiary pursuant to a Loan Agreement, dated July 22, 2003, between Dassault and Subsidiary (the “Loan Agreement”). Because the Loan was made to Subsidiary, in substantial part, to induce Subsidiary to enter into the Reseller Agreement, the parties concluded that a restructuring of the Loan was desirable in view of their mutual decision not to renew the Reseller Agreement.

The Amendment generally (i) shortens the maturity of the Loan from June 1, 2013 to July 1, 2007, (ii) provides for amortization of one-half the outstanding principal balance of $1,455,882 (“Amortized Principal”), plus accrued interest on the Amortized Principal, over eight consecutive quarters, commencing July 1, 2005, with the remaining principal balance and all accrued and unpaid interest, due and payable on July 1, 2007, (iii) deletes substantially all affirmative and negative covenants and a financial covenant in the Loan Agreement, (iv) requires Subsidiary to send to existing and prospective SmarTeam customers with whom it has dealt a form of letter exhibited by the Amendment, and (v) requires Subsidiary to cooperate with Dassault in transitioning Subsidiary’s “pipeline” of SmarTeam contracts, customers, and prospective customers.

Simultaneously with the execution and delivery of the Amendment, Dassault and K Bank, the Subsidiary’s principal lender pursuant to an accounts receivable-based credit facility, executed and delivered a letter amendment to the Subordination Agreement between them, dated July 22, 2003, which deletes a provision limiting the amount of Subsidiary’s credit facility with K Bank to $2 million.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits. The following exhibits are filed herewith:

Exhibit No.
10.01	First Amendment to Loan Agreement dated as of June 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC. (Registrant)

Date: June 30, 2005	By:	/s/ Christopher D. Olander
Christopher D. Olander
Executive Vice President and General Counsel